SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                 Securities Exchange Act of 1934 (Amendment No.)



Filed by the Registrant                              [ x ]
Filed by a Party other than the Registrant           [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12




                              Peoples Bancorp Inc.
            ---------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


   --------------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
       ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
       ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                 March 18, 2005


To the Shareholders of Peoples Bancorp Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. ("Peoples") will be held at 10:00 A.M., Eastern Daylight Savings Time in Marietta, Ohio, on Thursday, April 14, 2005, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1), for the following purposes:


1. To elect the following directors for terms of three years each:

     Nominee                                             Term Expires In
     -------------------------------------------------------------------
     Mark F. Bradley           (for re-election)                2008
     Frank L. Christy          (for re-election)                2008
     Theodore P. Sauber        (for re-election)                2008
     Joseph H. Wesel           (for re-election)                2008


2. To transact any other business which properly comes before the Annual Meeting or any adjournment.

         Shareholders of record at the close of business on February 14, 2005, will be entitled to receive notice of and to vote at the Annual Meeting.


         You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.


         Peoples' 2004 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2004, and 2004 Summary Annual Report accompany this notice and proxy statement.

                                       By Order of the Board of Directors,

                                   /s/ RHONDA L. MEARS
                                       -----------------------------------

                                       Rhonda L. Mears
                                       Corporate Secretary

                              PEOPLES BANCORP INC.
                                138 Putnam Street
                                  P.O. Box 738
                            Marietta, Ohio 45750-0738
                                 (740) 374-6136
                             www.peoplesbancorp.com


                                 PROXY STATEMENT

         This proxy statement is being furnished to shareholders of Peoples Bancorp Inc., an Ohio corporation ("Peoples"), in connection with the solicitation of proxies by the Board of Directors of Peoples for use at the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") called to be held on Thursday, April 14, 2005, or at any adjournment. The Annual Meeting will be held at 10:00 A.M., Eastern Daylight Savings Time in Marietta, Ohio, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1). This proxy statement and the accompanying proxy card were first sent or given to shareholders on or about March 18, 2005.

         Peoples has four wholly owned subsidiaries, Peoples Bank, National Association ("Peoples Bank"), Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary and an asset management subsidiary. Peoples Investment Company also owns a capital management subsidiary.

         A proxy card for use at the Annual Meeting accompanies this proxy statement. Shareholders may use their proxy cards if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Any shareholder appointing a proxy may revoke it at any time before it is actually voted at the Annual Meeting by filing with the Corporate Secretary of Peoples, at the address set forth on the cover page of this proxy statement, written notice of such revocation; by executing a later-dated proxy card which is received by Peoples prior to the Annual Meeting; or, if you are the registered shareholder, by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, revoke a previously appointed proxy.

         Only shareholders of record at the close of business on February 14, 2005 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, 10,508,323 common shares were outstanding and entitled to vote. Each common share entitles the holder to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

         Shareholders holding common shares in "street name" with a broker/dealer, financial institution, or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions. Shareholders holding common shares in "street name" may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access.

         Peoples will bear the costs of preparing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors other than the Internet access and telephone usage charges described in the immediately preceding paragraph. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of Peoples and its subsidiaries by further mailing, telephone, facsimile or personal contact. Peoples will also reimburse its transfer agent, broker/dealers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for their reasonable costs in sending proxy materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

          If a shareholder is a participant in the Peoples Bancorp Inc. Retirement Savings Plan and common shares have been allocated to such individual's account in the Retirement Savings Plan, the shareholder is entitled to instruct the trustee of the Retirement Savings Plan how to vote those common shares. These shareholders may receive their proxy cards separately. If a participant gives no instruction to the trustee of the Retirement Savings Plan, the trustee will not vote those common shares.

         The inspectors of election appointed for the Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly executed proxy cards returned to Peoples prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "FOR," "WITHHOLD" or "FOR ALL EXCEPT" or not at all. Broker/dealers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of directors, but broker/dealers may not vote such common shares on non-routine matters without specific instructions from the customer who owns such common shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

         The 2004 Annual Report to Shareholders and Form 10-K for the Year Ended December 31, 2004 (the "2004 Annual Report to Shareholders") and the 2004 Summary Annual Report are being delivered with this proxy statement. Additional copies of Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2004 may be obtained, without charge, upon request to: Rhonda L. Mears, Corporate Secretary, 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. The Form 10-K is also on file with the Securities and Exchange Commission (the "SEC") and is available on its' web site at www.sec.gov.


                           DELIVERY OF PROXY MATERIALS
                                  TO HOUSEHOLDS

         Annually, Peoples provides each registered shareholder at a shared address, not previously notified, with a separate notice of Peoples' intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a financial institution, broker/dealer or other record holder) of the householding process. Those registered and beneficial shareholders who share an address and have not opted-out (as defined below) of the householding process will receive only one copy of the 2004 Annual Report to Shareholders, the 2004 Summary Annual Report and this proxy statement. A separate proxy card and a separate Notice of Annual Meeting of Shareholders will continue to be included for each shareholder at the shared address.

         Registered shareholders who share an address and would like to receive a separate 2004 Annual Report to Shareholders, a separate 2004 Summary Annual Report and/or a separate proxy statement (to "opt-out"), or have questions regarding the householding process, may contact the Corporate Secretary of Peoples by calling (740) 373-7723 or by a written request addressed to the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. Promptly upon request, a separate 2004 Annual Report to Shareholders, a separate 2004 Summary Annual Report and/or a separate proxy statement will be sent. By contacting the Corporate Secretary, registered shareholders sharing an address can also (i) notify Peoples that the registered shareholders wish to receive separate annual reports and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports and/or proxy statements in the future if they are receiving multiple copies. Beneficial shareholders should contact their broker/dealers, financial institutions, or other record holders for specific information on the householding process as it applies to those beneficial shareholders.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date (except as otherwise noted), certain information concerning the beneficial ownership of common shares by the only persons known to Peoples to be the beneficial owner of more than 5% of the outstanding common shares:

        Name and Address of        Amount and Nature of
          Beneficial Owner         Beneficial Ownership     Percent of Class (1)
          ----------------         --------------------     ----------------

Peoples Bank - Trustee
138 Putnam Street
P.O. Box 738                             1,050,814 (2)             10.00%
Marietta, OH  45750-0738

Franklin Resources Inc.
  Charles B. Johnson
  Rupert H. Johnson, Jr.
  Franklin Advisory Services, LLC
One Franklin Parkway
San Mateo, CA  94403-1906                 829,047 (3)               7.89%


     (1) The "percent of class" computation is based on 10,508,323 common shares outstanding on the Record Date and entitled to vote at the Annual Meeting.

     (2) Includes Peoples Bank's beneficial ownership through Peoples Financial Advisors group (formerly known as the Investment and Trust Division of Peoples Bank) in the following manner: 144,507 common shares with shared investment and sole voting power; 682,986 common shares with shared investment and voting power; 164,228 common shares with sole voting and investment power; and 59,093 common shares with sole investment and shared voting power. The officers and directors of Peoples Bank and Peoples disclaim beneficial ownership of all of these common shares by reason of their respective positions.

     (3) Based on information contained in a Schedule 13G, dated February 11, 2005, filed with the SEC on behalf of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC. These common shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, LLC or Franklin Templeton Portfolio Advisors, Inc., which are investment advisor subsidiaries of Franklin Resources, Inc. Such advisory contracts grant to the respective investment advisor subsidiary all voting and/or investment power over the common shares owned by the advisory clients. The Schedule 13G reports that Franklin Advisory Services, LLC had sole voting power as to 823,347 common shares and sole investment power as to 826,347 common shares and Franklin Templeton Portfolio Advisors, Inc. had sole voting and investment power as to 2,700 common shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Charles B. Johnson and Rupert H. Johnson, Jr. are control persons of Franklin Resources, Inc. and together with Franklin Resources, Inc. each is deemed to be the beneficial owner of these common shares. However, each of Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Franklin Advisory Services, LLC and Franklin Templeton Portfolio Advisors, Inc. expressly disclaim any economic interest or beneficial ownership in any of the common shares covered by the Schedule 13G.

       The following table sets forth, as of the Record Date, certain information with respect to the common shares beneficially owned by each current director of Peoples, by each nominee for election as a director of Peoples, by each executive officer of Peoples named in the Summary Compensation Table and by all current executive officers and directors of Peoples as a group:


                  Amount and Nature of Beneficial Ownership (1)
                  -----------------------------------------

                                               Common Shares Which Can Be Acquired Upon
         Name of           Common Shares    Exercise of Options Currently Exercisable or
    Beneficial Owner       Presently Held   Which Will Become Exercisable Within 60 Days    Total       Percent of Class (2)
    ----------------       --------------   --------------------------------------------   --------     --------------------
Carl L. Baker, Jr.           24,616     (3)                        9,126                      33,742        (4)
Mark F. Bradley (5)           4,450     (6)                       15,332                      19,782        (4)
George W. Broughton         173,456     (7)                        9,226                     182,682       1.74%
Frank L. Christy             78,864     (8)                        4,943                      83,807        (4)

John W. Conlon (5)           30,827     (9)                       18,367                      49,194        (4)
Wilford D. Dimit             42,987    (10)                       12,926                      55,913        (4)
Robert E. Evans (5)         204,410    (11)                       27,370                     231,780       2.21%
Richard Ferguson (12)           100    (13)                            -                         100        (4)
Larry E. Holdren (5)         21,915    (14)                       18,367                      40,282        (4)
Robert W. Price              13,182    (15)                        3,465                      16,647        (4)
Theodore P. Sauber          128,433    (16)                        1,155                     129,588       1.23%
Paul T. Theisen              24,853    (17)                       13,892                      38,745        (4)
Joseph H. Wesel              42,356    (18)                       12,090                      54,446        (4)
Thomas J. Wolf               23,410    (19)                        1,155                      24,565        (4)
Joseph S. Yazombek (5)       37,284    (20)                       18,367                      55,651        (4)
All directors and
executive officers as a
group (numbering 17)        900,140    (21)                      202,992                   1,098,042       10.45%

  --------------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

(2) The "percent of class" computation is based on the sum of (i) 10,508,323 common shares outstanding on the Record Date entitled to vote at the Annual Meeting and (ii) the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days of the Record Date.

(3)    Includes 6,352 common shares held by B & N Coal, Inc., as to which Carl
       L. Baker exercises shared voting and investment power. Also includes 6,943 common shares held by Mr. Baker as Trustee of the Gilbert Baker Trust, as to which Mr. Baker is Trustee and exercises sole voting and investment power. Does not include 243 common shares accrued to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Baker has no voting or investment power. Does not include 9,733 common shares held in the Jewell Baker Trust, as to which Mr. Baker is a beneficiary but has no voting or investment power.

(4) Reflects beneficial ownership of less than 1% of the outstanding common shares of Peoples.

(5) Executive officer of Peoples named in the Summary Compensation Table. Mr. Evans and Mr. Bradley also serve as directors of Peoples.

(6) Does not include 1,377 common shares accrued to Mark F. Bradley's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Bradley has no voting or investment power. Includes 3,932 common shares allocated to the account of Mr. Bradley in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Bradley has the power to direct the voting and investment.

(7) Includes 7,665 common shares held by George W. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Includes 558 common shares held by Broughton Commercial Properties, LLC, as to which Mr. Broughton exercises shared voting and investment power. Includes 16,637 common shares held by Mr. Broughton as Trustee of the George W. Broughton and Nancy R. Broughton Retained Annuity Trust, as to which Mr. Broughton has shared voting and investment power. Includes 13,374 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Broughton exercises shared voting and investment power. Does not include 16,333 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 1,203 common shares accrued to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

(8) Includes 7,770 common shares held in the Frank L. Christy Investment Agency Account and 70,115 common shares held in the Riverbank Restaurants Inc. Agency Account at Peoples Bank, as to which Mr. Christy exercises shared voting and investment power. Also includes 979 common shares held in an investment account by Mr. Christy, as to which Mr. Christy exercises sole voting and investment power.

(9) Does not include 10 common shares held of record and beneficially owned by Mr. Conlon's wife, as to which Mr. Conlon has no voting or investment power and disclaims beneficial ownership. Does not include 5,090 common shares allocated to the account of Mr. Conlon's wife in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Conlon has no voting or investment power and disclaims beneficial ownership. Includes 13,966 common shares allocated to the account of Mr. Conlon in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Conlon has the power to direct the voting and investment.

(10) Includes 23,280 shares held jointly by Wilford D. Dimit with his wife, as to which Mr. Dimit exercises shared voting and investment power. Does not include 16,697 common shares accrued to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

(11) Includes 36,370 common shares allocated to the account of Robert E. Evans in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Evans has the power to direct the voting and investment. Does not include 23,353 common shares held of record and owned beneficially by Mr. Evans' wife as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 14,659 common shares accrued to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

(12) On August 12, 2004, Richard Ferguson was elected as a director of Peoples to fill the director's office created by the increase in the number of directors to 12 and to serve in the class whose terms expire in 2006.

(13) Includes 100 common shares allocated to the account of Richard Ferguson in the Ferguson Consulting LLC, retirement savings plan, as to which Mr. Ferguson has the power to direct the voting and investment. Does not include 180 common shares accrued to Mr. Ferguson's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Ferguson has no voting or investment power.

(14) Includes 6,435 common shares held jointly by Larry Holdren and his wife, as to which Mr. Holdren exercises shared voting and investment power. Includes 15,481 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Holdren has the power to direct the voting and investment.

(15) Includes 10,957 common shares held in the Robert W. Price Investment Account at Peoples Bank, as to which Mr. Price shares investment and voting power. Does not include 2,359 common shares accrued to Mr. Price's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Price has no voting or investment power.

(16) Includes 56,173 common shares held in the Carol J. Sauber Trust Account at Peoples Bank, as to which Theodore P. Sauber exercises shared investment and voting power. Includes 64,139 common shares held in the Theodore P. Sauber Trust Account at Peoples Bank, as to which Mr. Sauber exercises shared investment and voting power. Includes 8,121 common shares held in an IRA account by Peoples Bank as custodian, as to which Mr. Sauber exercises shared investment and voting power.

(17) Does not include 5,441 common shares accrued to Paul T. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

(18) Does not include 14,879 common shares held in the Luada Wesel Estate Plan Trust Investment Account at Peoples Bank, as to which Joseph H. Wesel has no voting or investment power and disclaims beneficial ownership. Does not include 7,427 common shares accrued to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Does not include 27,786 common shares in the Joseph and Lu Wesel Grandchildren's Trust, as to which Peoples Bank has sole investment and voting power.

(19) Includes 3,410 common shares held in an investment account by Thomas J. Wolf, as to which Mr. Wolf exercises sole voting and investment power.

(20) Includes 24,031 common shares held jointly by Joseph S. Yazombek and his wife, as to which Mr. Yazombek exercises shared voting and investment power. Includes 13,253 common shares allocated to the account of Mr. Yazombek in the Peoples Bancorp Inc. Retirement Savings Plan, as to which Mr. Yazombek has the power to direct the voting and investment.

(21) Includes common shares held jointly by directors and executive officers with other persons, as well as 97,282 common shares allocated to the accounts of all executive officers of Peoples (and their respective spouses) in the Peoples Bancorp Inc. Retirement Savings Plan. See notes
       (3) and (6) through (20) above.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To Peoples' knowledge, based solely on a review of reports furnished to Peoples and written representations that no other reports were required, during the fiscal year ended December 31, 2004 (the "2004 fiscal year"), all filing requirements applicable to officers, directors and greater than 10% beneficial owners of Peoples' common shares under Section 16(a) of the Exchange Act were complied with, except that Thomas J. Wolf made a late filing of his Form 3 on February 25, 2004, to report his becoming a director on February 12, 2004 and filed late one Form 4 reporting six open market purchases of common shares on April 20, 2004 (which were reported on May 7, 2004).



                        TRANSACTIONS INVOLVING MANAGEMENT

         On January 26, 2005, Peoples Bank purchased real estate and the building located on it from First Settlement, Inc., a corporation as to which Wilford D. Dimit, a director of Peoples, is the President and a controlling shareholder. The real estate is contiguous to the main office of Peoples Bank in Marietta, Ohio. The purchase price for the real estate and building of $400,000 was determined through an arms-length negotiation and was acquired to add office space necessary for continual growth of Peoples' operations. Since the purchase, Peoples Bank has leased to First Settlement, Inc. space within the building on the first floor on a month-to-month basis for purposes of continued operation of a restaurant. These transactions were pre-approved by the Board of Directors of Peoples Bank and have been approved by the Audit Committee of the Board of Directors of Peoples.

         Paul T. Theisen is Of Counsel to, and an independent contractor with, TheisenBrock, A Legal Professional Association, which rendered legal services to Peoples and its subsidiaries during Peoples' 2004 fiscal year and continues to render legal services to Peoples and its subsidiaries during Peoples' 2005 fiscal year. Since 1998, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of its subsidiaries).

         During Peoples' 2004 fiscal year, Peoples Bank entered into banking transactions, in the ordinary course of business, with certain executive officers and directors of Peoples, with members of their immediate families, and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. It is expected that similar banking transactions will be entered into in the future. Payments from Peoples Bank to such persons in connection with the deposit of funds or Peoples Bank's acting in an agency capacity have been made on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Peoples or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility, and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of Peoples, and affiliates of these directors and executive officers, as a group at December 31, 2004, was $4,261,921. As of the date of this proxy statement, all of the loans described in this paragraph are performing loans in accordance with their original terms. All loans were made in compliance with applicable federal and state laws and regulations.


                              ELECTION OF DIRECTORS
                                (Item 1 on Proxy)

         As of the date of this proxy statement, there were 12 members of the Board of Directors - four directors in the class whose terms expire at the Annual Meeting, four in the class whose terms expire in 2006 and four in the class whose terms expire in 2007. On August 12, 2004, upon the recommendation of the Governance and Nominating Committee of the Board of Directors, the Board increased the number of directors of Peoples to 12 and elected Richard Ferguson as a director of Peoples to fill the director's office created by the increase. Mr. Ferguson was recommended to the Governance and Nominating Committee by shareholders and non-management directors and will serve for a term that expires in 2006.

         The Board of Directors has reviewed, considered and discussed each director's relationships, both direct or indirect, with Peoples and its subsidiaries and the compensation and other payments each director has, both directly or indirectly, received from or made to Peoples and its subsidiaries and presently expects to receive from or make to Peoples and its subsidiaries in order to determine whether such director qualifies as an independent director under the rules applicable to companies whose securities are traded on The NASDAQ Stock Market, Inc. (the NASDAQ "rules") and has determined that at least a majority of the directors qualify as independent directors under the applicable NASDAQ rules and that each of the following directors has no financial or personal ties, either directly or indirectly, with Peoples or its subsidiaries (other than compensation as a director of Peoples and its subsidiaries, banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this proxy statement) and thus qualifies as independent: Carl L. Baker, Jr.; George
W. Broughton; Frank L. Christy; Richard Ferguson; Robert W. Price; Theodore P. Sauber; Paul T. Theisen; Joseph H. Wesel; and Thomas J. Wolf.

         While Paul T. Theisen is Of Counsel to, and an independent contractor with, the law firm of TheisenBrock, Mr. Theisen has not been a partner, controlling shareholder or executive officer or otherwise been related to or held any interest in TheisenBrock, other than as Of Counsel and an independent contractor (and has not individually performed services for Peoples or any of its subsidiaries), since 1998.

         The Board of Directors has determined that Wilford D. Dimit does not qualify as an independent director under the applicable NASDAQ Rules due to the transactions between Peoples Bank and First Settlement, Inc. described above in "TRANSACTIONS INVOLVING MANAGEMENT". The Board of Directors has determined however, that those transactions do not disqualify Mr. Dimit from being independent for the purposes of Rule 10A-3 under the Exchange Act, which applies to directors serving on the Audit Committee.

         The Board of Directors proposes that each of the four nominees identified below be re-elected for a new three-year term and until his successor is duly elected and qualified or until the earlier of his resignation, removal from office, or death. The Governance and Nominating Committee recommended each nominee. The four nominees for election as directors in the class whose terms expire in 2008 receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

         The following table gives certain information, as of February 14, 2005, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.


                                                                                                Director      Nominee
                                            Position(s) Held with Peoples and Its              Continuously  For Term
         Nominee            Age       Principal Subsidiaries and Principal Occupation(s)         Since      Expiring In
         -------            ---       --------------------------------------------------         -----      -----------
Mark F. Bradley              35   President since June 2004,  Chief Operating  Officer since     2003           2008
                                  July 2003,  Director since  February 2003,  Executive Vice
                                  President  and Chief  Integration  Officer from April 2002 to  July  2003;  and  Controller  from  1997 to  2001,  of
                                  Peoples;  President  and  Chief  Operating  Officer  since
                                  2002,  Controller  from  1997  to 2001  of  Peoples  Bank;
                                  Director  of  Peoples   Bancorp   Foundation   Inc.  since
                                  December 2003. (1) (2)


Frank L. Christy             57   President  of  Christy  &  Associates,  Inc.,  a  business     1999           2008
                                  development  company  located  in  Marietta,  Ohio,  since
                                  1991;  President  of  Lafayette  Center,  Inc.,  owner and operator of a retail  shopping center located in Marietta,
                                  Ohio  since  1988;  President  of  Riverbank  Restaurants,
                                  Inc.,  owner and operator of a lodging facility located in
                                  Charleston,  WV since 1975; Chairman of Caron Products and
                                  Services,   Inc.,  a  manufacturer   and   distributor  of
                                  chillers and incubators for  scientific  work,  located in
                                  Marietta,  Ohio since  1990;  and  Chairman of Rossi Pasta
                                  Factory,  Inc., a manufacturer  and distributor of gourmet pasta located in Marietta, Ohio since 1995.


Theodore P. Sauber           71   Vice  President of T.C.K.S.,  Inc., a holding  company for     2004           2008
                                  McDonald's   restaurants   in  Ohio  and  West   Virginia.
                                  Trustee of Rio Grande  University  since 1988; a member of the Ohio University  Trustees Academy since 1973; and past
                                  chairman  of  the  Athens  (Ohio)   Chamber  of  Commerce;
                                  Director  of  Peoples   Bancorp   Foundation   Inc.  since
                                  December 2003. (1)


Joseph H. Wesel              75   President of W.D.A., Inc.,  Marietta,  Ohio, a real estate     1980           2008
                                  holding company;  Chairman and Chief Executive  Officer of
                                  Marietta Automotive  Warehouse,  Inc., Marietta,  Ohio, an
                                  automotive  parts   wholesaler,   from  1978  until  2001;
                                  Chairman   of  the  Board   from  1991  until  July  2003,
                                  Leadership  Director  since April 2004,  and Vice Chairman and Leadership Director since July 2003, of Peoples. (1)
---------------------

(1)           Also a director of Peoples Bank.

(2) On February 11, 2005, Peoples announced that, effective June 30, 2005, Mr. Bradley has been appointed to the position of Chief Executive Officer of each of Peoples and Peoples Bank effective June 30, 2005, upon the retirement of Robert E. Evans.



      While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

      The following table gives certain information, as of February 14, 2005, concerning the current directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.


                                                                                                       DirectoR
                                                Position(s) Held with Peoples and Its                Continuously      Term
             Name              Age        Principal Subsidiaries and Principal Occupation(s)            Since        Expiring In
             ----              ---        --------------------------------------------------            -----        -----------
Carl L. Baker, Jr.             42  President  and Chief  Executive  Officer,  B & N Coal,  Inc., a      2000            2006
                                   mining,  reclamation and  construction  concern in Southeastern
                                   Ohio;  Co-Owner of Sharon Stone  Company,  a limestone and slag producer  in Noble  and  Washington  Counties,  Ohio;  Owner of
                                   Dexter  Hardwoods,  Inc., a hardwood  sawmill  located in Noble
                                   County,  Ohio.  Partner in Belpre Sand & Gravel Company, a sand and  gravel  operation  located in Little  Hocking,  Washington
                                   County, Ohio, since 2002.


George W. Broughton            47  President of GWB  Specialty  Foods,  LLC, an ice cream,  frozen      1994            2006
                                   food, and coffee service distributor,  since 2000; President of
                                   Broughton Commercial  Properties,  LLC, a commercial properties rental company,  since 2000; Chairman of Broughton  Foundation, a nonprofit charitable  foundation,  and Broughton Park, a park facility  owned by the Broughton  Foundation and made available to the public,  since 1998;  and  President  and  Controller of
                                   George  Broughton  Family  LLP,  an asset  management  company, since  1998.  All of these  entities  are  based  in  Marietta,
                                   Ohio.   Director  of  Peoples  Bancorp  Foundation  Inc.  since
                                   December 2003.  (1)


Wilford D. Dimit               70  President  of  First  Settlement,   Inc.,  Marietta,   Ohio,  a      1993            2006
                                   corporation  operating  a  retail-clothing  store  for  men and women,  a family  shoes  store,  a  cosmetic  studio and public
                                   alteration   shop  from  July  1983  to  November  2004  and  a
                                   restaurant since March 1983. (1)


Robert E. Evans                64  Chairman of the Board since July 2003, Chief Executive  Officer      1980            2007
                                   since 1980, and President from 1980 until
                                   June 2004, of Peoples; Chairman of the Board
                                   since 1999, Chief Executive Officer since
                                   1987, and President from 1987 to 2002 of
                                   Peoples Bank; Director of Peoples Bancorp
                                   Foundation Inc. since
                                   December 2003. (1) (2)


Richard Ferguson             58    Owner of  Ferguson  Consulting  LLC,  a  Columbus,  Ohio  based      2004            2006
                                   professional practice that focuses on
                                   business valuations and forensic accounting
                                   services, since 1999; Certified Public
                                   Accountant, since 1976 and Certified
                                   Valuation Analyst since 1996.


Robert W. Price              41    Operations Manager,  Shelly Materials,  Inc. Columbus District,      2000            2007
                                   a  division  of The  Shelly  Company,  since  2002.  The Shelly
                                   Company  is  an  asphalt  and  construction  materials  company
                                   headquartered   in   Thornville,   Ohio,  and  a  wholly  owned
                                   subsidiary  of Oldcastle  Materials  Group,  a division of CRH,
                                   plc.   Formerly   President  of  Smith   Concrete  and  related
                                   companies.


Paul T. Theisen              74    Attorney-At-Law.   Currently   active   as   a   mediator   and      1980            2007
                                   arbitrator. For more than 40 years, was a
                                   litigator with TheisenBrock, A Legal
                                   Professional Association, Marietta, Ohio, and
                                   has been Of Counsel to, and an independent
                                   contractor with, that firm since 1998. (1)


Thomas J. Wolf               58    Principal   shareholder   of  six  holding   companies  for  13      2004            2007
                                   McDonald's  restaurants  in Kentucky and West  Virginia;  Board member of each of Our Lady of  Bellefonte  Hospital in Ashland,
                                   Kentucky,   since  2002;  the  Ashland  Alliance   (chamber  of
                                   commerce for Boyd and Greenup Counties,  Kentucky), since 2002;
                                   the Ronald McDonald House in Huntington,  West Virginia,  since
                                   1998;  and the David  School  based in David,  Kentucky,  since
                                   1999.

----------------------

(1)      Also a director of Peoples Bank.

(2) On February 11, 2005, Peoples announced the retirement of Mr. Evans as Chief Executive Officer of each of Peoples and Peoples Bank, effective June 30, 2005.



Meetings of the Board
---------------------
         The Board of Directors held a total of 12 meetings during Peoples' 2004 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees on which he served, in each case during his period of service, other than Carl L. Baker, Jr. who attended 69%.

         Peoples encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. Attendance at the 2004 annual meeting of shareholders, held on April 8, 2004, included all but one of the then incumbent directors and director nominees, who were also directors at the time of the 2004 annual meeting.

Communications with the Board of Directors
------------------------------------------
         Although Peoples has not to date developed formal processes by which shareholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the Board of Directors either generally or in care of the Chief Executive Officer, the Corporate Secretary or another corporate officer is forwarded to all members of the Board, has served the needs of the Board and Peoples' shareholders. There is no screening process, and all shareholder communications that are received by officers for the Board's attention are forwarded to the Board.

         Not having found any problems with shareholder communications with directors under the existing process, the Governance and Nominating Committee has not found it necessary to develop more specific procedures. Until other procedures are developed and posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com, any communication to the Board of Directors or to individual directors may be mailed to the Board or individual director, in care of Peoples' Corporate Secretary, at Peoples' headquarters in Marietta, Ohio. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." In addition, communication via Peoples' website may be used. Correspondence through the "Investor Relations - Shareholder Contacts" page of the website is also directed to the Corporate Secretary. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening.

Committees of the Board
-----------------------

         The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, and the Governance and Nominating Committee.

         AUDIT COMMITTEE

                  The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A. A current copy of the charter of the Audit Committee is also posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at WWW.PEOPLESBANCORP.COM. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval. The Audit Committee is responsible for:

     o overseeing the accounting and financial reporting processes of Peoples;

     o overseeing the audits of the consolidated financial statements of Peoples;

     o appointing, compensating and overseeing the work of the independent registered public accounting firm employed by Peoples for the purpose of preparing or issuing an audit report or performing related work;

     o pre-approving all audit and non-audit services provided by the independent registered public accounting firm;

     o establishing procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal accounting controls or auditing matters; and

     o    assisting the Board of Directors in the oversight of:

          o the performance of Peoples' internal auditors and independent registered public accounting firm,

          o the independent registered public accounting firm's qualifications and independence; and

          o Peoples' compliance with ethics policies and legal and regulatory requirements.


The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board. The Audit Committee held six meetings during the 2004 fiscal year. The Audit Committee's report relating to Peoples' 2004 fiscal year appears on pages 26 through 27.

         The members of the Audit Committee are Richard Ferguson, Chairman, Wilford D. Dimit, Vice Chairman, Carl L. Baker, Jr., George W. Broughton, Frank
L. Christy, Theodore P. Sauber, and Thomas J. Wolf. Each member of the Audit Committee qualifies as independent for purposes of Rule 10A-3 under the Exchange Act. Further, each member of the Audit Committee, with the exception of Wilford
D. Dimit, qualifies as an independent director under the applicable NASDAQ Rules. In connection with Mr. Dimit, current NASDAQ Rules permit, under exceptional and limited circumstances, one member of the Audit Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules, if (a) that director (i), meets the criteria of SEC Rule 10A-3 and
(ii) is not a current officer or employee of Peoples or any of its subsidiaries (or a family member of such an officer or employee), and (b) the Board has determined that such director's committee membership is required by the best interests of the company and its shareholders. The Board of Directors has made such a determination with regard to Mr. Dimit.

         Prior to the transactions between Peoples Bank and First Settlement, Inc. described above in "TRANSACTIONS INVOLVING MANAGEMENT," Mr. Dimit had qualified as an independent director under the applicable NASDAQ Rules. However, the $400,000 purchase price for the real estate and building represented more than 5% of the consolidated gross revenues of First Settlement, Inc. for its last fiscal year and is expected to be more than 5% of the consolidated gross revenues for its current fiscal year. Accordingly, this non-compensatory payment causes Mr. Dimit not to qualify as independent under the NASDAQ Rules. The Board of Directors has determined that the continued membership of Mr. Dimit on the Audit Committee is in the best interests of Peoples and its shareholders due to Mr. Dimit's experience as Chairman of the Audit Committee from April 1997 to February 2005, and a member of the Audit Committee since January 1993, during which time he has been instrumental to the conduct of the business of the Audit Committee.

         Each member of the Audit Committee has substantial background and experience as the chief executive officer or active leader of his respective business or professional interest. Under rules adopted by the SEC, Peoples is required to disclose whether it has an "audit committee financial expert" serving on its Audit Committee. The Board of Directors has determined that, while the Board believes that each of the members of the Audit Committee is highly qualified to discharge his duties, it was appropriate to identify Richard Ferguson as a particular member of the Audit Committee qualifying as an "audit committee financial expert" under the SEC's rules. In February 2005, upon recommendation of the Governance and Nominating Committee, the Board of Directors determined that Richard Ferguson's background, knowledge, qualifications and experience, professional and otherwise, qualify him as an audit committee financial expert. The Board further determined that Mr. Ferguson qualifies as "financially sophisticated" for purposes of the applicable NASDAQ Rules.

         The Board of Directors has also determined that each of the other members of the Audit Committee is capable of (i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating Peoples' consolidated financial statements, (iv) understanding internal control over financial reporting, and (v) understanding audit committee functions, all of which are attributes of an "audit committee financial expert" under the SEC's rules.

         None of the members of the Audit Committee is an affiliated person of Peoples or any of its subsidiaries other than in his capacity as a member of the Board of Directors of Peoples (and committees thereof) and, in the case of Messrs. Dimit, Broughton, and Sauber, a member of the Board of Directors of Peoples Bank (and committees thereof). None of the members of the Audit Committee has received or accepted, directly or indirectly, any consulting, advisory, or other compensatory fee from Peoples or any of its subsidiaries other than ordinary fees received in his capacity as a director of Peoples (and committee member) and, in the case of Messrs. Dimit, Broughton, and Sauber, as a director of Peoples Bank (and committee member).

         COMPENSATION COMMITTEE

         The Compensation Committee is comprised of four directors who qualify as independent directors under the applicable NASDAQ Rules, an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and a non-employee director for purposes of Rule 166-3 under the Exchange Act: Joseph H. Wesel, Chairman; Carl L. Baker, Jr.; Frank L. Christy; and Robert W. Price. In addition, Wilford D. Dimit had served as a member of the Compensation Committee prior to the transactions between First Settlement, Inc. and Peoples Bank described above in "TRANSACTIONS INVOLVING MANAGEMENT."

         The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation Committee is posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval.

         The purpose of the Compensation Committee is to review and approve, on behalf of the Board of Directors, management recommendations regarding all forms of compensation, including stock-based compensation, to be provided to the executive officers and directors of Peoples and its subsidiaries and all bonus and stock-based compensation, incentives, perquisites, employee benefits, salary programs and human resources policies and procedures for all employees of Peoples and its subsidiaries. The Compensation Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of Peoples' executive officers and other officers designated by the Board of Directors, evaluating such officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation Committee acts as the administrator of Peoples' Amended and Restated 1993 Stock Option Plan, 1995 Stock Option Plan, 1998 Stock Option Plan and 2002 Stock Option Plan and approves awards as required to comply with applicable tax laws. The Compensation Committee also advises the Board on management succession and development matters. The Compensation Committee will undertake such other responsibilities as the full Board may prescribe.

         The Compensation Committee held eleven meetings during the 2004 fiscal year. The Compensation Committee's report on executive compensation appears on pages 15 through 18.

         EXECUTIVE COMMITTEE

         The Executive Committee is comprised of six directors: Robert E. Evans, Chairman; Mark F. Bradley; Wilford D. Dimit; Robert W. Price; Paul T. Theisen; and Joseph H. Wesel. The Executive Committee is authorized to act in the intervals between meetings of the directors on matters delegated by the full Board. There were three meetings of the Executive Committee during the 2004 fiscal year.

         GOVERNANCE AND NOMINATING COMMITTEE

         In 2003, the Board of Directors formally developed a Governance and Nominating Committee. The members of the Governance and Nominating Committee are Joseph H. Wesel, Chairman, George W. Broughton, Wilford D. Dimit, Robert W. Price, Paul T. Theisen. The Board of Directors has determined that each of the members of the Governance and Nominating Committee, with the exception of Mr. Dimit, qualifies as an independent director under applicable NASDAQ Rules. Current NASDAQ Rules permit, under exceptional and limited circumstances, one member of the Governance and Nominating Committee to be a director who does not meet the independence requirements of the applicable NASDAQ Rules if (a) that director is not a current officer or employee of Peoples or any of its subsidiaries (or a family member of such an officer or employee) and (b) the Board has determined that such director's committee membership is required by the best interests of the company and its shareholders. The Board of Directors has made such a determination with regard to Mr. Dimit due to his experience as a member of the Executive Committee since 2004 and a member of the Governance and Nominating Committee since its inception in 2003.

         The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The purposes of the Governance and Nominating Committee are:

          o to identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Peoples or as vacancies occur;

          o to make recommendations to the full Board and the Chairman of the Board regarding assignment and rotation of members and chairs of committees of the Board;

          o to oversee matters of corporate governance, including the evaluation of Board performance and processes;

          o to review with the Chairman of the Board, or another director designated by the full Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples' Code of Ethics for Directors, Officers and Employees or Peoples' Code of Regulations;

          o    to recommend the number of members to serve on the Board;

          o to periodically review Peoples' Code of Ethics for Directors, Officers and Employees and recommend to the full Board changes, as necessary; and

          o to undertake such other responsibilities as may be referred to the Governance and Nominating Committee by the full Board or the Chairman of the Board.

         The charter of the Governance and Nominating Committee is posted on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com. The Governance and Nominating Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval. The Governance and Nominating Committee held three meetings during the 2004 fiscal year.

Nominating Procedures
---------------------
         As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples' Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. In addition, the individual must either (i) serve as chief executive officer or in another position of active leadership with a business or professional interest located within the geographic area served by Peoples and its subsidiaries or
(ii) serve as an executive officer of Peoples or one of its subsidiaries. However, the qualification in the preceding sentence does not apply to individuals elected as initial directors of Peoples in 1980. An individual will not be eligible for nomination and re-election as a director after five years has passed since the individual ceased to hold the executive or leadership position satisfying the eligibility requirement. This five-year limitation does not apply, however, to an individual who retires from service as the Chairman of the Board or the Chief Executive Officer of Peoples.

         When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples' shareholders. The Governance and Nominating Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to Peoples, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Governance and Nominating Committee.

         In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements set forth in Peoples' Code of Regulations, does not have any specific minimum qualifications that must be met by a Governance and Nominating Committee-recommended nominee. However, the Governance and Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director.

         The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

         Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples' executive offices in Marietta, Ohio, giving the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

         Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with Peoples' Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder: (a) the name, age, business address and residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the nominating shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated under the Exchange Act. Each such notification must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with Peoples' Code of Regulations will not be considered.

Code of Ethics
--------------
         In accordance with applicable NASDAQ Rules and rules of the SEC, the Board of Directors has adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and its affiliates, which is available on the "Corporate Governance and Code of Ethics and Ethics Hotline" page of Peoples' website at www.peoplesbancorp.com.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Policy
------
         Peoples' cash compensation package for its executive officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. Peoples also grants options to its executive officers as a means to promote ownership in Peoples.

         The Compensation Committee is composed of four independent, non-employee directors and operates under a charter approved by the Board of Directors. The Compensation Committee is responsible for the review, approval, and administration of the base salary level and annual bonus compensation programs as well as the stock option program for executive officers. In determining compensation levels, the Compensation Committee considers: salary and bonus levels which will attract and retain qualified executives when considered with the other components of Peoples' compensation structure; specific annual performance criteria; and rewarding executive officers for continuous improvement in their respective areas which contribute to increases in shareholder value. The Compensation Committee met eleven times during Peoples' 2004 year.

         Peoples' philosophy for granting options is based on the principles of encouraging key employees to remain with Peoples and to encourage ownership by providing them with a long-term interest in Peoples' overall performance and incenting those executive officers to manage with a view toward maximizing long-term shareholder value creation.

         During the 2004 fiscal year, the Compensation Committee engaged the services of Clark Consulting, a compensation-consulting firm, to perform a competitive peer analysis of executive compensation. In conjunction with Peoples, Clark Consulting identified a group of 15 peer financial institution holding companies based on market capitalization, geographic location, performance, and similarity in lines of business. The peer group represents publicly - traded holding companies with total asset size from slightly over $900 million to slightly under $3.5 billion. The information gathered from the analysis was used to evaluate the competitiveness of compensation for Peoples' executive officers relative to other financial institution holding companies of comparable size and overall performance.

         Section 162(m) of the Internal Revenue Code prohibits Peoples from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the Chief Executive Officer (or person serving in that capacity) at the close of Peoples' fiscal year and the four most highly compensated officers of Peoples, other than the Chief Executive Officer, at the end of Peoples' fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers receive compensation at levels substantially below the $1 million deductibility limit, the Compensation Committee does not propose at this time to present for shareholder approval the performance goals established for bonuses under the Performance Compensation Program as described below. The design and administration of Peoples' 1995 Stock Option Plan, 1998 Stock Option Plan, and 2002 Stock Option Plan are intended to comply with Section 162(m) so that any compensation, which may be received by executive officers of Peoples under those plans, will qualify as "performance-based". The Compensation Committee will rely, from time to time, upon the guidance of Peoples' General Counsel regarding the appropriateness of presenting the Performance Compensation Program, or any similar plan, to shareholders.

Base Salary
-----------
         Executive officers' base salaries are determined by evaluating the most recent comparative peer data and the role and responsibilities of their positions. During 2004, the Compensation Committee engaged the services of Clark Consulting, a compensation-consulting firm, to perform competitive peer analysis of executive compensation.

         Individual salary increases are reviewed annually and are based on Peoples' overall performance and the executive's attainment of specific individual business objectives during the preceding year.

Annual Bonuses
--------------
         Executive officers are eligible to earn annual bonuses. On March 11, 2004, the Compensation Committee established a bonus matrix, for the 2004 fiscal year, comprised of three financial components: (1) Earnings Per Share; (2) Return on Equity; and (3) Non-interest Income Leverage Ratio which is a measure of non-interest income relative to operating non-interest expense. The performance goals established for each of these financial components, if attained, make available an incentive pool of bonus payments. On January 13, 2005, the Compensation Committee established a bonus matrix, for the 2005 fiscal year, comprised of the same financial components.

         Annual performance goals were established for the Chairman of the Board and Chief Executive Officer and for the President and Chief Operating Officer directly related to the above-mentioned financial performance measurements, all of which are quantitative in nature and are designed to promote shareholder value. The annual bonus is weighted 90% for attainment of the financial goals and 10% for individual performance goals. These individuals can receive a maximum payout of up to 100% of their annual base salary.

         Annual performance goals are also established for each other executive officer, the nature of which differs depending upon the executive officer's job responsibilities. Goals are both quantitative in nature, such as sales and revenue goals and cost containment; and also qualitative in nature, such as the development and retention of key staff, assessment and development of quality products and services, and management effectiveness. Annual bonuses for the other executive officers are weighted 75% weighting for attainment of the previously mentioned financial goals and the remaining 25% based on the attainment of specific individual goals. The maximum payout is up to 70% of annual base salary.

         At the end of each year, the extent to which Peoples' financial goals and each executive officer's individual goals are actually achieved is measured. If all goals are completely met, the executive officer receives a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. If goals are exceeded, a higher portion of the bonus matrix is paid out up to the maximum established amount. Executive officers are required to defer 25% of their incentive compensation otherwise payable for a period of three years and have the option to defer any remaining incentive compensation until they reach retirement age. Interest is accrued on the cumulative amount deferred at a rate equal to 50% of Peoples' return on average equity achieved during each calendar year during the deferral period.

         The objective of the bonus program is to promote shareholder value. In that regard, in 2003, the Compensation Committee implemented a requirement that if 85% of the Earnings Per Share minimum, defined as one penny in earnings per share improvement over the previous fiscal year, was not achieved there would be no annual bonus payment to executive officers, regardless of the level of achievement in respect of their individual performance goals. The Compensation Committee waived the absolute minimum requirement in respect of the 2004 fiscal year, on an exception basis, due to the fact nonrecurring charges related to repositioning of Peoples' investment portfolio caused 2004 Earnings Per Share to be lower than results from normal operations. Peoples' believes the repositioning promotes long-term shareholder value enhancement. The Compensation Committee believed that individual incentive bonuses should be paid because many successful results were achieved through normal operations. This waiver allowed the named executive officers to receive the individual portion, but not the portion related to Peoples' corporate results. Incentive bonuses earned for individual performance in the 2004 fiscal year were determined by the Committee and paid to the named executive officers in February 2005 in the total amount of $91,557.

Option Grants
-------------
         Options to purchase common shares are granted annually to executive officers. Grants are made to executive officers with an exercise price of 100% of the fair market value of the underlying common shares on the date of grant. Grants are made with a three-year vesting requirement in order more fairly to align the benefits to the executive officer with the benefits to the shareholder.

         Peoples' philosophy in granting options is to increase executive ownership in the Peoples common shares. Peoples' therefore believes the executive officers will have an incentive to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including executive officers, the Compensation Committee considers the executive officer's individual performance as well as the performance of Peoples during the fiscal year.

         The Compensation Committee establishes guidelines for the number of common shares subject to options granted to each executive officer based on: individual job performance; Peoples' financial performance; and evaluation of competitive peer data for similar grants. These option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each executive officer can only be realized with an appreciation in the price of Peoples common shares. The Compensation Committee believes the options granted to executive officers mutually align the interests of the executive officers with those of the shareholders.

         The objective of the stock option program is to promote shareholder value. In that regard, in 2003 the Compensation Committee implemented a restriction that if 85% of the Earnings Per Share minimum for the prior fiscal year was not achieved there would be no option grant to executive officers. The Compensation Committee waived the absolute minimum requirement in 2004, on an exception basis, due to the fact nonrecurring charges related to repositioning of Peoples' investment portfolio caused 2004 Earnings Per Share to be lower than results from normal operations. Peoples' believes the repositioning promotes long-term shareholder value enhancement. The Compensation Committee believed that individual incentive bonuses should be paid because many successful results were achieved through normal operations. This waiver allowed the named executive officers to receive their individual portion, but not the Peoples' portion. Accordingly, stock option grants earned in 2004 were granted by the Compensation Committee and paid to named executive officers in February 2005 totaled 4,734 common shares.

Executive Officer Perquisites
-----------------------------
         Based on business need, on a case-by-case basis, the Compensation Committee grants the use of a company-paid automobile and country club membership to selected executive officers to further business development on behalf of Peoples. Personal use of such perquisites are either reimbursed to Peoples' or paid by the executive officer.

Chief Executive Officer's Compensation
--------------------------------------
         The Compensation Committee considered the following factors in determining the base salary for the 2004 fiscal year for Robert E. Evans, Chairman of the Board and Chief Executive Officer of Peoples: Peoples' success in achieving its established financial targets for the 2004 fiscal year and the level of compensation paid to the highest paid executive at financial institution holding companies selected for peer comparison. Based on these factors, the Committee determined Mr. Evans' base salary effective January 1, 2003, should remain unchanged at $300,000. This placed Mr. Evans' base salary slightly below the median of base salaries paid by those financial holding companies selected for peer comparison.

         For 2004, Mr. Evans was eligible to earn a cash bonus ranging up to 100% of his base salary and options up to 140% of base salary based on the attainment of established financial and individual performance goals. The Compensation Committee waived the absolute minimum requirement in 2004, on an exception basis, due to the fact nonrecurring charges related to repositioning of Peoples' investment portfolio caused 2004 EPS to be lower than results from normal operations. Peoples' believes the repositioning promotes long-term shareholder value enhancement. The Compensation Committee believed that individual incentive bonuses should be paid because many successful results were achieved through normal operations. This waiver allowed Mr. Evans to receive his individual portion, but not the Peoples' portion. The Compensation Committee determined that based on Mr. Evans' individual performance in 2004, he earned a bonus of $24,300. Likewise, he also earned options totaling 1,238 common shares. Both the bonus and options were earned in 2004, but paid and granted in February 2005.

         In recognition of Mr. Evans' role and importance to Peoples' success and promotion of shareholder value, Peoples provided him with an automobile and country club membership in 2004. These perquisites will continue to be available to Mr. Evans in 2005.

         In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, in 1976, Peoples Bank entered into a Deferred Compensation Agreement with him. Under this agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service with Peoples Bank until he reaches normal retirement age
(65).

Change in Control Agreements
----------------------------
         In 2004, the Compensation Committee engaged the services of Clark Consulting to explore whether change in control agreements would be appropriate for executive officers. Based upon a recommendation from Clark Consulting, the Compensation Committee supported the development and implementation of change in control agreements for all executive officers to provide further incentive to promote shareholder value should a change in control occur. In August of 2004, Peoples entered into change in control agreements with Robert E. Evans, Mark F. Bradley, John W. Conlon, Carol A. Schneeberger, David B. Baker, and Larry E. Holdren to encourage those executive officers to continue their employment with Peoples in the event Peoples is acquired by another entity. The agreements were not undertaken in the belief a change in control was imminent or expected.

         Generally, the agreements provide for severance compensation to those executive officers if their employment is terminated by Peoples or its successors for any reason other than cause within six months prior to or within 24 months after a defined change in control occurs. In addition, compensation will be paid if the executive officer voluntarily terminates employment during the same periods because of a decrease in the executive officer's base salary without the executive officer's consent; a material reduction in the importance of the executive officer's job responsibilities without the executive officers consent, other than by reason of termination for cause or by reason of disability, retirement or death; geographical relocation of the executive officer without executive officer's consent to an office more than 50 miles from the executive officer's current office location; or failure by Peoples to obtain assumption of the contract by its successor.

         Under the agreements, a change in control is deemed to occur in the event of a change of ownership of Peoples which must be reported to the SEC as a change of control, including but not limited to the acquisition by any person, entity, or group of 25% or more of Peoples' voting power of Peoples' outstanding securities or all or substantially of the assets of Peoples.

         Under the agreements, severance provisions include: (1) lump sum cash payment of two and one-half times base annual compensation for Mr. Evans and Mr. Bradley and of two times base salary for each of Mr. Conlon, Ms. Schneeberger, Mr. Baker, and Mr. Holdren, in each case payable within 30 days following the termination date; (2) continuing participation in life, medical, and dental insurance for twelve months substantially in the form and expense to the executive officer on the date of termination; and (3) the executive officer entered into a non-compete agreement for twelve months immediately following the date of termination. In the case of Mr. Evans and Mr. Bradley, the duration of the non-compete agreement and the continuing participation in life, medical and dental insurance is fifteen months immediately following the date of termination.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
         Each of Joseph H. Wesel (Chairman), Carl L. Baker, Jr., Frank L. Christy and Wilford D. Dimit served as a member of the Compensation Committee for the entire 2004 fiscal year. Thomas C. Vadakin also served on the Compensation Committee from January 1, 2004 until he retired as a director of Peoples on April 8, 2004. Robert W. Price succeeded Mr. Vadakin as a member of the Compensation Committee, serving from April 8, 2004, through the end of the 2004 fiscal year. None of these individuals has been an officer or employee of Peoples or any of its subsidiaries. In addition, no executive officer of Peoples has served on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee.

         On January 26, 2005, Peoples Bank purchased real estate and the building located on it from First Settlement, Inc., a corporation as to which Wilford D. Dimit is the President and the controlling shareholder. The purchase price for the real estate and building was $400,000 and was determined by an arms-length negotiation. Since the purchase, Peoples Bank has leased to First Settlement, Inc. space within the building on a month-to-month basis for purposes of continued operation of a restaurant. Mr. Dimit resigned from the Compensation Committee effective February 9, 2005 and did not participate in discussions or deliberations of the Compensation Committee from and after January 26, 2005.

         The Compensation Committee will continue to monitor compensation issues to ensure appropriate and competitive compensation of the executive officers while creating a mutual interest between the executive officers and shareholders through compensation structures promoting shareholder valuation creation.

SUBMITTED BY THE COMPENSATION COMMITTEE OF PEOPLES' BOARD OF DIRECTORS:

Joseph H. Wesel, Chairman; Carl L. Baker, Jr., Frank L. Christy, Wilford D. Dimit (Member until February 9, 2005), and Robert W. Price, Members

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Other Compensation
--------------------------------------
         The following table shows, for the last three fiscal years, the cash compensation paid by Peoples and its subsidiaries, as well as other compensation paid or accrued for those years, to Robert E. Evans, Chairman and Chief Executive Officer of Peoples, and the four other most highly compensated executive officers of Peoples.


                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
                               -------------------
                                                                                          Long Term
                                                                                         Compensation           All Other
                                                           Salary                           Awards           Compensation
                                                   ------------------------              -------------  ------------------------
                                                                                         Common Shares     Deferred
                                                                 Directors'                Underlying     Incentive     All Other
      Name and Principal Position         Year    Base Salary    Fees (1)   Bonus (2)    Options (3)    Payment (4)      (5)
      ---------------------------         ----    ----------     ---------  ---------     -----------   ------------    ---------
Robert E. Evans                           2004         $300,000     $ 16,600    $ 24,300     1,238            $  3,253     $ 13,200
Chairman of the Board and                 2003         $300,000     $ 16,600     -             -              $  2,843     $ 13,000
Chief Executive Officer (6)               2002         $290,000     $ 17,800    $139,000     18,187           $  1,915     $ 10,272

Mark F. Bradley                           2004         $169,950     $ 16,850    $  9,007      459             $  1,109     $  6,798
President and                             2003         $165,000     $ 15,750     -             -              $    969     $  8,000
Chief Operating Officer (7)               2002         $142,500     $  2,750    $ 52,298     5,796            $    553     $  5,252

Joseph S. Yazombek                        2004         $160,680      -          $ 23,299     1,215            $  4,417     $  9,474
Executive Vice President/                 2003         $156,000      -           -             -              $  3,860     $  6,598
Chief Lending Officer                     2002         $150,000      -          $ 59,700     6,679            $  2,310     $  6,377

John W. Conlon                            2004         $153,000      -          $ 23,715     1,235            $  2,483     $  6,120
Chief Financial Officer and Treasurer     2003         $150,000      -           -             -              $  2,170     $  7,083
                                          2002         $141,000      -          $ 54,144     6,039            $  1,417     $  5,953

Larry E. Holdren                          2004         $156,060      -          $ 11,236      587             $  5,577     $  6,242
Executive Vice President                  2003         $153,001      -           -             -              $  4,873     $  6,120
                                          2002         $150,000      -          $ 59,550     6,666            $  3,284     $  5,500


(1) Represents the aggregate fees received by Mr. Evans and Mr. Bradley for services rendered as a director of Peoples and its subsidiaries.

(2) Represents incentive bonuses earned under the Performance Compensation Program, and are reported for the fiscal year for which the incentive bonuses were earned. Incentive bonuses are traditionally paid during the first quarter of the following fiscal year; however, executive officers of Peoples are required to defer 25% of their incentive bonus otherwise payable for a period of three years and have the option to defer any remaining incentive bonus until they reach retirement age. The amounts shown include the deferred portion of each executive officer's incentive bonus.

(3) All numbers have been adjusted for a 5% stock dividend issued on August 29, 2003. Options are reported for the fiscal year for which they were earned. Options are traditionally granted during the first quarter of the following fiscal year.


(4) Represents the amount of interest accrued during the fiscal year in respect of the cumulative amount of incentive bonus deferred by each executive officer under the terms of the Incentive Compensation Program. Interest is accrued at a rate equal to 50% of Peoples' return on average equity achieved during each calendar year during the deferral period. As of December 31, 2004, interest in the following aggregate amounts had been accrued for the benefit of the named executive officers and will be payable in accordance with the terms of the Incentive Compensation Program: (a) Mr. Evans - $8,011; (b) Mr. Bradley - $2,631; (c) Mr. Yazombek - $10,587; (d) Mr. Conlon - $6,070; and (e) Mr. Holdren
- $13,734.

(5) "All other" includes contributions by Peoples to the Peoples Bancorp Inc. Retirement Savings Plan on behalf of each of the named executive officers to match their pre-tax elective deferral contributions (included under "Salary"). For Mr. Evans, "All Other" also includes for each year the amount of $5,000, which was accrued pursuant to the terms of a Deferred Compensation Agreement between Mr. Evans and Peoples Bank. See the discussion under "Deferred Compensation Agreement" below. "All Other" also includes country club dues paid on behalf of Mr. Yazombek of $3,046.42.

(6) Mr. Evans has served as Chairman of the Board since July 2003, and as Chief Executive Officer since 1980. He also served as President from 1980 until June 2004.

(7) Mr. Bradley has served as President since June 2004 and as Chief Operating Officer since July 2003. He served as Executive Vice President and Chief Integration Officer from April 2002 until July 2003.


Grant of Options
----------------
         There were no options granted to the named executive officers during the 2004 fiscal year. Options were granted on February 10, 2005 based on the individual performance of each executive officer during the 2004 fiscal year. The following table summarizes information concerning the individual grants of options made to each of the named executive officers in respect of the 2004 fiscal year. Peoples has never granted stock appreciation rights.



                      OPTION GRANTS IN LAST FISCAL YEAR (1)
                                                                                            Potential Realizable Value
                                                                                             at Assumed Annual Rates
                                                                                            of Share Price Appreciation
                              Number of          % of Total                                          for
                            Common Shares      Options Granted                                   Option Term (3)
                              Underlying        to Employees   Exercise Price  Expiration  ----------------------------
Name                     Options Granted (2)   in Fiscal Year     ($/Share)       Date           5%           10%
----                     -------------------   --------------     ---------       ----           --           ---
Robert E. Evans                 1,238               2.68%          $27.38       2/10/2015     $21,317       $54,022
Mark F. Bradley                   459               0.99%          $27.38       2/10/2015     $ 7,904       $20,029
Joseph S. Yazombek              1,215               2.63%          $27.38       2/10/2015     $20,921       $53,019
John W. Conlon                  1,235               2.67%          $27.38       2/10/2015     $21,266       $53,891
Larry E. Holdren                  587               1.27%          $27.38       2/10/2015     $10,108       $25,615
  ---------------------


(1) Reflects individual grants of options made to each of the named executive officers in respect of the 2004 fiscal year.

(2) All options were granted under the 2002 Stock Option Plan, and become exercisable as to 100% of the common shares on the third anniversary of the grant date. If employment with Peoples and its subsidiaries is terminated by reason of death, disability, or retirement in accordance with the standard retirement policies of Peoples or its subsidiaries, vesting is accelerated and the option becomes exercisable in full for a period of 12 months from the date of termination of employment, subject to the stated expiration date of the option. If employment is voluntarily terminated, only those options exercisable on the date of termination remain exercisable and may be exercised for a period of 12 months from the date of termination, subject to the stated expiration date of the option. No option may be exercised after the date of termination if termination is for "cause". In the event of a "change in control" (as defined in the 2002 Stock Option Plan), the options will automatically vest and become exercisable in full.

(3) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes, and assume the options are held until their respective expiration dates. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of Peoples' common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact the holders of the options will only realize value from the option grants shown if the price of Peoples' common shares appreciates, which benefits all shareholders commensurately.


Option Exercises and Holdings
-----------------------------
         The following table summarizes information concerning options exercised during, and unexercised options held as of the end of, the 2004 fiscal year by each of the named executive officers.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES (1)

                                                              Number of
                           Number of                    Common Shares Underlying       Value of Unexercised
                             Common                     Unexercised Options            In-The-Money Options
                             Shares                     at Fiscal Year End (2)         at Fiscal Year End (3)
                           Underlying                ------------------------------- ------------------------------
                             Options         Value
          Name              Exercised      Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
------------------------------------------------------------------------------------ ------------------------------
Robert E. Evans                29,296        $108,686    23,133         44,525         $232,546       $296,243
Mark F. Bradley                   516        $ 5,034     13,411         13,085         $150,939       $ 99,675
Joseph S. Yazombek             12,532        $218,119    16,446         15,381         $172,966       $103,253
John W. Conlon                  9,689        $165,843    16,446         13,960         $172,966       $ 96,989
Larry E. Holdren                -            $ -         16,446         14,708         $172,966       $100,655
---------------------

(1) The information included in this table does not reflect the options granted on February 10, 2005 in respect of the 2004 fiscal year since these options were not outstanding on December 31, 2004.

(2) These numbers have been adjusted to reflect stock dividends issued by Peoples since the respective grant dates of the options.

(3) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of Peoples' common shares on December 31, 2004 ($27.43) less the exercise price of options that were in the money at the end of the 2004 fiscal year.


Pension Plan
------------
         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.

                               PENSION PLAN TABLE

                      Years of Service at Normal Retirement
                      -------------------------------------

         Annualized Average
        Monthly Compensation        15      20        25       30        35
        --------------------     -------  -------  -------  --------  ---------
              $125,000           $31,691  $42,254  $52,818  $ 63,382  $ 63,382
              $150,000           $38,816  $51,754  $64,693  $ 77,632  $ 77,632
              $175,000           $45,941  $61,254  $76,568  $ 91,882  $ 91,882
              $200,000           $53,066  $70,754  $88,443  $106,132  $106,132
            and over (1)
     ---------------------
(1) Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Pension Plan, and the amount of plan benefits payable annually under such a plan. The Pension Plan is operated in compliance with these provisions.

         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age. As of the end of the 2004 fiscal year, annualized "covered compensation" for Mr. Evans was $48,576, Mr. Bradley $87,780, Mr. Yazombek $74,580, Mr. Conlon $59,352, and Mr.
Holdren $63,396. 2004 annualized average monthly compensation, to the extent determinable, for purposes of the Pension Plan, for Mr. Evans was $205,000, Mr. Bradley $169,950, Mr. Yazombek $160,680, Mr. Conlon $153,000, and Mr. Holdren $156,060. As of the end of the 2004 fiscal year, credited years of service for Mr. Evans were 34, Mr. Bradley 13, Mr. Yazombek 21, Mr. Conlon 22, and Mr. Holdren 23.

Deferred Compensation Agreement
-------------------------------
         On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under the Deferred Compensation Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death, and agreed not to engage in activities in competition with Peoples Bank. Under the Deferred Compensation Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years with interest or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During Peoples' 2004 fiscal year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 2004, a total of $140,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

Change in Control Arrangements
------------------------------
         In order to further motivate executive officers to act in the best interests of the shareholders and to remain competitive in its executive compensation package, Peoples offered Change in Control Agreements to executive officers and entered into agreements with Robert E. Evans, Mark F. Bradley, David B. Baker, John W. Conlon, Larry E. Holdren and Carol A. Schneeberger during early August 2004. Each agreement provides that, if the executive officer is terminated by Peoples or its successors for any reason other than cause or by the executive officer for good reason, within six months prior to or within 24 months after a change in control, Peoples will pay the following benefits:

     o As to each of Robert E. Evans and Mark F. Bradley, Peoples will (i) pay to the executive officer, in a lump sum within 30 days following the termination date, an amount equal to two and one-half (2.5) times the amount of his base annual compensation and (ii) provide life, medical and dental insurance substantially in the form and expense to the executive officer as received prior to the termination date for a period of one year and three months from the date of termination of employment; and

     o As to David B. Baker, John W. Conlon, Larry E. Holdren and Carol A. Schneeberger, Peoples will (i) pay to the executive officer, in a lump sum within 30 days following the termination date, an amount equal to two (2) times the amount of his or her base annual compensation and
          (ii) provide life, medical and dental insurance substantially in the form and expense to the executive officer as received prior to the termination date for a period of one year from the date of termination of employment.

         An executive officer's base annual compensation for purposes of his or her agreement is the average annualized compensation paid by Peoples which was includible in the executive officer's gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

         Change in control is defined in the agreements and includes (i) the acquisition of beneficial ownership of 25% or more of Peoples' voting securities by a person or entity or group of affiliated persons or entities; (ii) the acquisition of all or substantially all of the assets of Peoples by any person or entity or group of affiliated persons or entities; (iii) execution of an agreement by Peoples to merge, consolidate or combine with an unaffiliated entity if the Board of Directors of Peoples immediately prior to the transaction will constitute less than the majority of the Board of Directors of the surviving, new or combined entity or less than 75% of the outstanding voting securities of the outstanding voting securities of the surviving, new or combined entity will be beneficially owned by the shareholders of Peoples immediately prior to the transaction; or (iv) a change in the majority of the directors of Peoples to individuals who were not members of the Board of Directors in August, 2004 and were not nominated by a vote of the Board of Directors which included the affirmative vote of a majority of such members or other individuals so nominated.

         An executive officer will be deemed terminated for cause in the event of gross negligence or neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples; or issuance of an order by the banking regulators of Peoples for removal of the executive officer.

         An executive officer will be deemed to have terminated his or her employment for good reason if, without the executive officer's consent, (i) the executive officer is assigned material duties or responsibilities inconsistent with the executive officer's positions, or the executive officer's reporting responsibilities, titles, or offices are reduced other than by reason of termination for cause or by reason of disability, retirement or death; (ii) the executive officer's base salary is reduced; (iii) the executive officer's benefits under any benefit plans are reduced; (iv) Peoples failed to obtain the assumption of, or the agreement to perform, the executive officer's agreement by any successor; (v) the executive officer is reassigned to an office location 50 miles or more form the current office location of the executive officer; or (vi) the executive officer consents to any relocation and Peoples fails to pay for all reasonable moving expenses and to indemnify the executive officer against any loss realized on the sale of the executive officer's principal residence in connection with any such change of residence.

         If the executive officer receives a change in control benefit as previously described, he or she is subject to a non-compete agreement as follows.

     o As to each of Robert E. Evans and Mark F. Bradley, for a period of fifteen months, the executive officer is not permitted to engage in the business of banking, or any other business in which Peoples directly or indirectly engages during the term of the executive officer's agreement in the geographic market of Peoples on the termination date.

     o As to David B. Baker, John W. Conlon, Larry E. Holdren and Carol A. Schneeberger, for a period of one year, the executive officer is not permitted to engage in the business of banking, or any other business in which Peoples directly or indirectly engages during the term of the executive officer's agreement in the geographic market of Peoples on the termination date.

Directors' Compensation
-----------------------
         Each director of Peoples received $850 per calendar quarter and $600 per meeting attended during the 2004 fiscal year. Each director of Peoples also serving on the Compensation Committee, Executive Committee, and Governance and Nominating Committee received $100 for attending each committee meeting of less than 30 minutes duration, or $200 for attending each committee meeting of at least 30 minutes. Each director of Peoples also serving on the Audit Committee received $100 for attending each committee meeting of less than 30 minutes duration, or $400 for attending each committee meeting of at least 30 minutes. Each director of Peoples, other than Robert E. Evans and Mark F. Bradley, who also served as a director of Peoples Bank received $600 per calendar quarter and $400 for each regular monthly meeting attended during the 2004 fiscal year. Mr. Evans and Mr. Bradley received no quarterly compensation as a director of Peoples Bank and $250 for each regular monthly meeting attended. Furthermore, each director of Peoples who also served as a Peoples Bank committee member received $200 for attending each Audit Committee, Information Systems Committee and Investment Committee and $100 for attending each Executive Committee meeting during the 2004 fiscal year. In addition to fees received for service to Peoples as a director, Mr. Wolf received $150 for each meeting of the Peoples Bank Kentucky/Huntington Leadership Advisory Board he attended during the 2004 fiscal year.

         Beginning with the meetings held in January 2004, directors who travel a distance of fifty miles or more to attend a board or committee meeting of Peoples or Peoples Bank receive a $50 travel fee. A single travel fee of $50 is paid for multiple meetings occurring on the same day.

         Since 1991, Peoples has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of Peoples, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Since January 2, 1998, directors have been permitted to allocate their deferrals between a cash account (earning interest equal to Peoples Bank's three-year CD interest rate) and a stock account (credited with common shares of Peoples based on the amount deferred and cash dividends on such common shares). The only right a participant has with respect to his cash account and/or stock account is to receive distributions upon retirement from service as a director. Distribution of the deferred amounts is made in a lump sum or annual installments, at the election of the director, beginning in the first year in which the person is no longer a director. The stock account will be distributed only in common shares and the cash account will be distributed only in cash.

         Pursuant to their respective terms, non-qualified stock options have been automatically granted on an annual basis to non-employee directors of Peoples ("Non-Employee Directors") under Peoples' Amended and Restated 1993 Stock Option Plan (the "1993 Plan"), 1995 Stock Option Plan (the "1995 Plan"), 1998 Stock Option Plan (the "1998 Plan") and 2002 Stock Option Plan (the "2002 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan since April 10, 1997; no options have been granted to Non-Employee Directors under the 1995 Plan since April 15, 1999; and no options have been granted to Non-Employee Directors under the 1998 Plan since March 10, 2000. Options granted under the 1993 Plan, the 1995 Plan and the 1998 Plan have had an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term.

         Under the 1993 Plan, if a Non-Employee Director ceases to be a director for reasons other than his death, such options may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, those options may be exercised for a period of one year following the date of death, subject to their stated term.

         Under the 1995 Plan and the 1998 Plan, if a Non-Employee Director ceases to be a director for any reason other than his death or for "cause", such options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a director for cause, all options will immediately terminate.

         Pursuant to the terms of the 2002 Plan, each individual then serving as a Non-Employee Director receives an annual grant, on the date of each annual meeting of shareholders, of options to purchase 1,155 common shares (as adjusted for the 10% stock dividend issued on June 28, 2002 and the 5% stock dividend issued on August 29, 2003 and as may be further adjusted for future changes in the number of outstanding common shares of Peoples). All options become 100% exercisable on the first anniversary of the grant date. Under the 2002 Plan, if a Non-Employee Director ceases to be a director due to death, disability (with at least three years service), or retirement (with at least five years service), such options immediately vest and may be exercised until the earlier of 12 months after ceasing to so serve or the expiration date of the options. If a Non-Employee Director voluntarily ceases service as a director, only those options exercisable on the date of termination may be exercised during the period described in the preceding sentence. If a Non-Employee Director ceases to be a director for cause, all options will terminate immediately.

PERFORMANCE GRAPH


         The following line graph compares the yearly percentage change in Peoples' cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of Peoples' common shares at the end and the beginning of the measurement period; by (ii) the price of Peoples' common shares at the beginning of the measurement period) against the cumulative return for an index comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Stocks (U.S. Companies)"), and an index comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the NASDAQ National Market and the NASDAQ Small Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2004.


                       (ACTUAL NUMBERS PLOTTED ON A GRAPH)


                                        NASDAQ Stocks
                Peoples Bancorp Inc.    U.S. Companies    NASDAQ Bank Stocks
                --------------------    --------------    ------------------
12/31/1999           $100.00               $100.00               $100.00
12/31/2000           $ 78.39               $ 60.31               $114.24
12/31/2001           $110.63               $ 47.84               $123.68
12/31/2002           $173.72               $ 33.07               $126.65
12/31/2003           $215.56               $ 49.45               $162.92
12/31/2004           $201.65               $ 53.81               $186.45


Notes:

     1.   Total return assumes reinvestment of dividends.

     2.   Fiscal year ending December 31.

     3. Return based on $100 invested on December 31, 1999, in Peoples' common shares, an index for NASDAQ Stocks (U. S. Companies), and an index for NASDAQ Bank Stocks.

                              SHAREHOLDER PROPOSALS
                             FOR 2006 ANNUAL MEETING

         Proposals by shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Corporate Secretary of Peoples no later than November 18, 2005, to be included in Peoples' proxy, notice of meeting and proxy statement relating to that meeting. Upon receipt of a shareholder proposal, Peoples will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of Peoples of the proposal by February 1, 2006, the proxies solicited by the Board of Directors for use at the 2006 Annual Meeting may be voted on the proposal, without discussion of the proposal in Peoples' proxy statement for the 2006 Annual Meeting. In each case, written notice must be given to Peoples' Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.

         Shareholders desiring to nominate candidates for election as directors at the 2006 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS - Nominating Procedures".



                             AUDIT COMMITTEE MATTERS

        Audit Committee Report to Shareholders for the Fiscal Year Ended
                               December 31, 2004

         ROLE OF THE AUDIT COMMITTEE, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND MANAGEMENT

         The Audit Committee consists of seven directors and operates under a written charter adopted by the Board of Directors. The Audit Committee oversees Peoples' accounting and financial reporting processes on behalf of the Board of Directors. During the 2004 fiscal year, the Audit Committee met six times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with management and the independent registered public accounting firm employed by Peoples prior to public release. The Audit Committee appoints the independent registered public accounting firm employed by Peoples. Ernst & Young LLP ("E&Y") served as the independent registered public accounting firm for Peoples for the 2004 fiscal year.

         Management has the primary responsibility for the consolidated financial statements and the accounting and financial reporting processes of Peoples, including the establishment and maintenance of adequate internal control over financial reporting for Peoples. Management has the responsibility for the preparation of Peoples' consolidated financial statements and their report on the establishment and maintenance of, and assessment of the effectiveness of, Peoples' internal control over financial reporting. E&Y is responsible for performing an audit of Peoples' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its' report on the consolidated financial statements and its' attestation report on management's assessment of the effectiveness of Peoples' internal control over financial reporting.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from E&Y a formal written statement describing all relationships between E&Y and Peoples and its subsidiaries that might bear on E&Y's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with E&Y any relationships that may impact that firm's independence and objectivity, including the non-audit services rendered by E&Y, and satisfied itself as to E&Y's independence. The Audit Committee also discussed with management, Peoples' internal auditors and E&Y the adequacy and effectiveness of Peoples' internal control over financial reporting and related accounting and financial controls, and the internal audit organization, responsibilities, budget and staffing. The Audit Committee reviewed with both E&Y and the internal auditors their respective audit plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with E&Y all communications required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards Nos. 61, 54 and 99 (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of E&Y's audit of Peoples' consolidated financial statements. The Audit Committee also discussed the results of the internal audit examinations, with and without management present.

         MANAGEMENT'S REPRESENTATIONS AND AUDIT COMMITTEE RECOMMENDATIONS

         Management has represented to the Audit Committee that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2004, were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and E&Y. Based on the Audit Committee's discussions with management and E&Y and the Audit Committee's review of the report of E&Y to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Peoples' Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

Submitted by the Audit Committee of Peoples' Board of Directors:

Richard Ferguson, Chairman; Wilford D. Dimit, Vice Chairman; Carl L. Baker, Jr., George W. Broughton, Frank L. Christy, Theodore P. Sauber, and Thomas J. Wolf, Members.


Pre-Approval Policy
-------------------
         Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm's independence from Peoples. The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved.

         The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

         Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

         The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

         Appendices to the Pre-Approval Policy describe the Audit, Audit-related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

         All requests or applications for services to be provided by the independent auditors that do not require specific pre-approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

         Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

         The Audit Committee has designated the head internal auditor of Peoples to monitor the performance of all services provided by the independent auditors and to determine whether such services are in compliance with the Pre-Approval Policy. The head internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the head internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the head internal auditor or any member of management.

         The Audit Committee will also review the head internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent auditors' services.

Services of the Independent Registered Public Accounting Firm

         Fees billed for services rendered by E&Y for each of the 2004 fiscal year and the 2003 fiscal year were:

                               2004            2003
                           -------------    ------------

Audit Fees(1)                  $753,146        $255,910

Audit-Related Fees (2)           19,007          30,700

Tax Fees (3)                    127,340         111,960

All Other Fees (4)               63,340           -
                           -------------    ------------
Total                          $962,833        $398,570
                           =============    ============

(1) "Audit Fees" for the 2004 fiscal year also included internal control testing for compliance with Section 404 of the Sarbanes-Oxley Act.

(2) "Audit-Related Fees" included services pertaining to due diligence and statutory and subsidiary audits.

(3) "Tax Fees" for 2004 and 2003 included services for tax planning and advice, tax compliance, assistance with tax audits and appeals and tax services related to mergers and acquisitons. The amount for the 2003 fiscal year also included tax advice pertaining to low income housing and business owned life insurance matters.

(4) "Other Fees" paid in the 2004 fiscal year related to treasury and asset liability risk management services. No "Other Fees" were paid to E&Y in the 2003 fiscal year.

         None of the services described under Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01(c)(7)(i)(C).

          APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         While Peoples is not currently considering appointment of any independent registered public accounting firm other than E&Y, the Audit Committee has not yet made such an appointment for the 2005 fiscal year. The Audit Committee intends to appoint an independent registered public accounting firm as soon as practicable. As previously noted, the Audit Committee had appointed E&Y to serve as the independent registered public accounting firm of Peoples for the 2004 fiscal year. E&Y has served as Peoples' principal independent accountants since 1995. The Board of Directors expects representatives of E&Y will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.





                                  OTHER MATTERS



         As of the date of this proxy statement, the Board of Directors knows of no business to be presented for action by the shareholders at the Annual Meeting other than that discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, or at any adjournment, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy card in the self-addressed envelope furnished herewith.

                                 By Order of the Board of Directors,

                                 /s/ ROBERT E. EVANS
                                     ----------------------------------------
                                     Robert E. Evans
                                     Chairman of the Board and
                                     Chief Executive Officer

                                   APPENDIX A

Audit Committee Charter as adopted by the full Board of Directors on February 10, 2005

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              PEOPLES BANCORP INC.



Purpose:
-------

Acting pursuant to Section 2.10 of the Code of Regulations of Peoples Bancorp Inc. (the "Company"), the Board of Directors (the "Board") has established an Audit Committee (the "Committee") whose purpose is to provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the accounting of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the audits of the financial statements of the Company; the performance of the Company's internal audit function and independent registered public accounting firm; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent registered public accounting firm, the internal auditors, general counsel, and management of the Company.



Authority:
---------

In discharging its oversight role, the Committee is empowered and authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company; to engage independent counsel and other advisers as it determines necessary to carry out its duties; and to demand and receive funding by the Company for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.



Membership:
----------

The Committee shall consist of a minimum of three members of the Board of Directors, each of whom shall be recommended by the Governance and Nominating Committee and appointed by and serve at the pleasure of the Board. Each member of the Committee shall be free of any relationship, which, in the opinion of the Board, may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a Director of the Company. All Committee members must:

          o satisfy the independence requirements prescribed by the applicable rules of The Nasdaq Stock Market, Inc. ("Nasdaq") addressing corporate governance standards (the "Nasdaq Corporate Governance Rules"); provided, however, that as permitted by Rule 4350(d)(2) of the Nasdaq Corporate Governance Rules, one director who (a) is not independent as defined in Rule 4200 of the Nasdaq Corporate Governance Rules and (b) meets the criteria set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated hereunder and (c) is not a current officer or employee of the Company or any of its subsidiaries or a Family Member (as defined in Rule 4200) of such an officer or employee, may be appointed to the Committee provided the Board, under exceptional and limited circumstances, has determined that such individual's membership on the Committee is required by the best interests of the Company and its shareholders. Any member of the Committee who is appointed under the exception provided in the immediately preceding sentence may not serve longer than two years and may not chair the Committee.

          o meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities and Exchange Act in that, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board Committee, he or she may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries;

          o be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and

          o not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibility, which results in the individual's financial sophistication.


Duties and Responsibilities:
---------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the oversight responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee, pursuant to the Audit and Non-Audit Services Pre-approval Policy, as adopted from time to time by the Board and the Committee, shall pre-approve all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.


At least annually, the Committee shall obtain and review separate reports by the independent and internal auditors describing:

          o    The firm's internal quality control procedures.

          o Any material issues raised by the most recent internal quality control review, including computerized information systems controls and security, by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          o Any difficulties the auditors encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.



The Committee shall review all relationships between the independent auditor and the Company (to assess the auditor's independence), including, but not limited to, determining that the lead independent audit partner serves in that capacity for no more than five fiscal years of the Company. In addition, the Committee shall set clear hiring policies for employees or former employees of the independent registered public accounting firm that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall address the coordination of the audit efforts to assure best completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

The Committee shall discuss with management, the internal auditors, and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs as well as assess the steps taken by management or proposed by management, to minimize such risks. Further the Committee shall consider any significant findings and recommendations including any management letter or schedule of unadjusted differences from the internal or independent registered public accounting firm.

The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the internal Auditor, the scope of the internal audit, the internal audit budget and staffing, internal audit charter and the internal auditor's compliance with the Institute of Internal Auditors Standards for Professional Practice of Internal Auditing.

The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent registered public accounting firm' report on management's assertion. Additionally, the Committee shall review with the Chief Executive Officer and the Chief Financial Officer the quality of earnings of the Company.

The Committee shall receive general counsel's reports of evidence of a material violation of securities laws, breaches of fiduciary duty and asserted and unasserted claims and liabilities.

The Committee shall review and reassess this Charter at least annually and obtain the approval of the Board regarding any recommended changes.

The Committee shall review and evaluate the performance of the independent registered public accounting firm and review with the full Board any proposed discharge of the independent registered public accounting firm.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.


Reporting:
---------

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent registered public accounting firm prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

The Committee shall review with management and the independent registered public accounting firm the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

The Committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.



Meetings and Minutes:
--------------------

The Committee shall hold regular meetings at least four times each year each time the Company proposes to issue a press release with its quarterly or annual earnings information and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee shall be chaired by one of its members nominated by the Governance and Nominating Committee and appointed by the Board. All members of the Committee are expected to attend each meeting, in person or via teleconference or other means of electronic communications permitted under applicable law and the Company's Amended Articles of Incorporation and Code of Regulations. The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board. The Committee may act by a majority of its members at a meeting or without a meeting if all members consent to the action in writing or by any means of electronic transmission permitted under applicable law. At each regularly scheduled meeting of the Board, the Chair of the Committee shall provide the Board with a report of the Committee's activities and proceedings. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

The Committee shall conduct executive sessions with the independent registered public accounting firm, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the Auditor, the General Counsel or anyone as desired by the Committee.



Code of Ethics and Related Party Transactions:
---------------------------------------------

The Committee shall review with the internal auditor and general counsel legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

The Committee shall periodically review with the internal auditor and general counsel the Company's Code of Ethics to ensure that it is adequate and up-to-date as well as review results of the Auditor's and General Counsel's monitoring of compliance with the Code of Ethics.

The Committee shall establish and review the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting controls, or auditing matters that may be submitted by any person, as well as review any such complaints received, its current status or resolution.

The Committee shall establish and review procedures for the confidential, anonymous submission by employees of the Company or its subsidiaries of concerns regarding questionable accounting or audit matters, as well as review any such submissions that have been received, its current status or resolution.

The Committee shall conduct a review and approve all related party transactions (any transaction required to be reported pursuant to Item 404 of SEC Regulation S-K) for potential conflict of interest situations on an ongoing basis.

                              PEOPLES BANCORP INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. ("Peoples") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of Peoples (the "Annual Meeting") to be held on Thursday, April 14, 2005, in the Ball Room, Holiday Inn, 701 Pike Street, Marietta, Ohio (Interstate 77, Ohio exit 1) at 10:00 A.M., Eastern Daylight Savings Time in Marietta, Ohio, and any adjournment thereof, and to vote all of the common shares of Peoples which the undersigned is entitled to vote at such Annual Meeting or at any adjournment thereof, as follows:

     1. To elect the following directors for terms of three years each* Nominee Term Expires In

              Mark F. Bradley         (for re-election)      2008
              Frank L. Christy        (for re-election)      2008
              Theodore P. Sauber      (for re-election)      2008
              Joseph H. Wesel         (for re-election)      2008

              [  ] FOR            [  ] WITHHOLD            [  ] FOR ALL EXCEPT

         *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and write the name of that nominee on the line provided below.)

   2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon any other matter (none known at the time of solicitation of this proxy), which properly comes before the Annual Meeting, or any adjournment thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF PEOPLES. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and a copy of the Proxy Statement for the April 14, 2005 Annual Meeting and the Peoples' 2004 Annual Report to Shareholders and Form 10-K for the year ended December 31, 2004, and 2004 Summary Annual Report.


                         Dated:  _______________________________________, 2005


                                 _______________________________________
                                               Shareholder

                                 _______________________________________
                                               Shareholder


     Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this proxy.)

   PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE